EXHIBIT 23





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Epic Energy Resources, Inc. on Form S-8 of our report dated April 3, 2006 relating to the financial statements of Epic Capital Group, Inc. for the year ended December 31, 2005.

/s/ COMISKEY & COMPANY, P.C.



Denver, Colorado
January 11, 2007





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                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of Epic Energy Resources, Inc. on Form S-8 whereby the Company, as well as certain shareholders of the Company, propose to sell up to 6,000,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very Truly Yours,

                                HART & TRINEN, L.L.P.



                                By /s/ William T. Hart
                                   -----------------------
                                   William T. Hart


Denver, Colorado
January 9, 2007



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